Centennial America Fund, L.P.

Prospectus dated April 30, 2002

Centennial  America  Fund,  L.P. is a money  market  mutual  fund.  It seeks high current  income  consistent  with preserving capital and maintaining  liquidity.  The Fund invests in short-term "money market"  instruments that are
U.S.  government  securities  to  generate  income that is not subject to payment or  withholding  of U.S.  federal income tax for qualifying foreign investors.

-------------------------------------------------------------------------------------------------------------------
         Shares  of this  Fund  may be  purchased  only by  foreign  investors  who are  not  U.S.  citizens,  U.S.
residents, or U.S. corporations, partnerships or trusts under the Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------

         This Prospectus  contains  important  information  about the Fund's  objective,  its investment  policies, strategies  and risks.  It also  contains  important  information  about how to buy and sell shares of the Fund and other account  features.  Please read this Prospectus  carefully before you invest and keep it for future reference about your account.

As with all mutual  funds,  the  Securities  and Exchange  Commission  has not approved or  disapproved  the Fund's securities  nor has it  determined  that this  Prospectus  is accurate  or  complete.  It is a criminal  offense to represent otherwise.
2

2

Contents

                  A B O U T   T H E   F U N D

                  The Fund's Investment Objective and Strategies
                  Main Risks of Investing in the Fund
                  The Fund's Past Performance
                  Fees and Expenses of the Fund
                  About the Fund's Investments
                  How the Fund is Managed

                  A B O U T   Y O U R   A C C O U N T
                  How to Buy Shares
                  How to Sell Shares
                  Program Participants
                  Direct Investors

                  How to Exchange Shares
                  Shareholder Account Rules and Policies
                  Distributions and Tax Information
                  Financial Highlights

                                                         4
A B O U T  T H E  F U N D

The Fund's Investment Objective and Strategies

-------------------------------------------------------------------------------------------------------------------
What Is the Fund's  Investment  Objective?  The Fund seeks as high a level of current income as is consistent  with the preservation of capital and the maintenance of liquidity.
-------------------------------------------------------------------------------------------------------------------

What Does the Fund Mainly  Invest In? The Fund is a money  market fund that seeks to maintain a $1 price per share.
It invests in money market  instruments,  which are high-quality  short-term debt instruments  maturing in 397 days or less. As a fundamental policy, the Fund can invest only in:

o        "U.S.  government  securities," which are debt obligations issued or guaranteed by the U.S.  government or its agencies or federally-chartered corporate entities referred to as "instrumentalities," and

o        Repurchase agreements under which U.S. government securities are purchased.

         Under normal market  conditions,  the Fund's  investments in U.S.  government  securities will be at least
80% of its net assets plus borrowings for investment  purposes.  Prior to July 31, 2002, the Fund intends to invest at least 75% of its total assets in U.S. government securities under normal market conditions.

Who Is the Fund Designed For?  Shares of the Fund are offered only to foreign  investors who want to earn income at current  money market rates while  preserving  the value of their  investment,  because the Fund is managed to keep its share  price  stable at $1.00.  The Fund does not invest for the  purpose of seeking  capital  appreciation  or gains. However, the Fund is not a complete investment program.

         "Foreign  investors" refers to persons or entities that are not treated as U.S. citizens or residents,  or
U.S.  corporations,  partnerships,  trusts or  estates  under  the  Internal  Revenue  Code.  Income on  short-term securities tends to be lower than income on longer-term  debt securities,  so the Fund's yield will likely be lower than the yield on  longer-term  fixed  income  funds.  The Fund is  designed  mainly for  investors  who buy shares through special investment programs offered by their broker-dealer.

Main Risks of Investing in the Fund

All  investments  carry risks to some degree.  Funds that invest in debt  obligations  for income may be subject to credit risks and interest  rate risks.  However,  the Fund is a money market fund that seeks income by investing in short-term debt securities that must meet strict  standards set by its Managing General  Partners,  following rules for money market funds under federal law. These include  requirements  for  maintaining  high credit quality in the
Fund's  portfolio,  a short average  portfolio  maturity to reduce the effects of changes in interest  rates on the value of the Fund's  securities and  diversifying the Fund's  investments  among issuers to reduce the effects of a default by any one issuer on the value of the Fund's shares.

         Even so, there are risks that some of the Fund's  holdings  could have its credit  rating  downgraded,  or the issuer could  default,  or that interest rates could rise sharply,  causing the value of the Fund's  securities
(and its  share  price)  to  fall.  If  there  is a high  redemption  demand  for the  Fund's  shares  that was not anticipated,  portfolio  securities might have to be sold prior to their maturity at a loss. As a result,  there is a risk that the Fund's shares could fall below $1.00 per share.

         The Fund is a  limited  partnership  and has made an  election  under  the  Internal  Revenue  Code to pay federal  income taxes (at a special rate) on its income to allow it to maintain its status as a  partnership.  As a result,  the Fund's  expenses  will likely be higher,  and its yield lower,  than other money market funds that are organized  as  corporations  or  business  trusts and which are not subject to income  taxes.  If the Fund does not conduct its business in a manner that complies with other U.S. tax laws,  there is the risk that its  distributions to its foreign shareholders will be subject to U.S. income tax withholding.

         The rate of the  Fund's  income  will  vary  from day to day,  generally  reflecting  changes  in  overall short-term interest rates. There is no assurance that the Fund will achieve its investment objective.

An investment in the Fund is not insured or guaranteed by the Federal  Deposit  Insurance  Corporation or any other government  agency.  Although the Fund seeks to preserve  the value of your  investment  at $1.00 per share,  it is possible to lose money by investing in the Fund.

The Fund's Past Performance

The bar chart and table  below show how the Fund's  returns  may vary over time,  by showing  changes in the Fund's performance  from year to year for the full calendar  years since the Fund became a money market fund (12/5/91) and its average annual total returns for the 1-, 5- and 10-year  periods.  Variability of returns is one measure of the risks of  investing  in a money  market  fund.  The  Fund's  past  investment  performance  is not  necessarily  an indication of how the Fund will perform in the future.

Annual Total Returns (as of 12/31 each year)

[See appendix to prospectus for annual total return data for bar chart.]

For the period from 1/1/02 through 3/31/02, the cumulative total return (not annualized) was 0.27%.
During the period shown in the bar chart,  the highest return for a calendar  quarter was 1.48% (4th Q '00) and the lowest return for a calendar quarter was 0.44% (4th Q '01).

---------------------------------- ------------------------- ---------------------------- ----------------------------

Average  Annual Total Returns for  1 Year                    5 Years                      10 Years
the periods  Ended  December  31,
2001

---------------------------------- ------------------------- ---------------------------- ----------------------------
---------------------------------- ------------------------- ---------------------------------------------------------

Centennial America Fund, L.P.      3.27%                     4.33%                        3.99%

---------------------------------- ------------------------- ---------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
The returns in the table measure the performance of a hypothetical  account and assume that all distributions  have been reinvested in additional shares.

The total  returns are not the Fund's  current  yield.  The Fund's yield more closely  reflects the Fund's  current earnings.

-------------------------------------------------------------------------------------------------------------------

          To obtain the Fund's current 7-day yield, call 1.800.525.9310 (1.303.768.3200 outside the U.S.)

-------------------------------------------------------------------------------------------------------------------

Fees and Expenses of the Fund

The Fund pays a variety of expenses  directly for  management  of its assets,  administration  and other  services.
Those  expenses  are  subtracted  from the Fund's  assets to  calculate  the Fund's net asset value per share.  All shareholders  therefore pay those expenses  indirectly.  Shareholders pay other expenses directly,  such as account transaction  charges.  The following  tables are provided to help you  understand the fees and expenses you may pay if you buy and hold shares of the Fund.  The  numbers  below are based upon the Fund's  expenses  during its fiscal year ended December 31, 2001.

Shareholder  Fees.  The Fund does not charge any initial  sales charge to buy shares or to reinvest  distributions, nor does it charge any exchange or redemption fees.1

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

Management Fees                                              0.45%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Service (12b-1) Fees                                         0.20%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Other Expenses                                               0.22%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Total Annual Operating Expenses                              0.87%

------------------------------------------------------------ ---------------------------------------------------------

"Other  expenses" in the table include  transfer agent fees,  custodial fees, and accounting and legal expenses the
Fund pays.

1. If your shares are purchased under a special  investment  program through a  broker-dealer,  you may pay program fees to your dealer.  Those fees are disclosed in the  information  about the program that your dealer  supplies to you  directly.  While the Fund  charges no  redemption  fees,  a  contingent  deferred  sales charge might apply to redemptions  of  certain  shares  purchased  by  exchanging  Class A shares of other  Oppenheimer  funds  that were purchased subject to a contingent deferred sales charge.

Example.  The  following  examples are intended to help you compare the cost of investing in the Fund with the cost of investing  in other mutual  funds.  The  examples  assume that you invest  $10,000 in shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first  example  assumes  that you redeem all shares at the end of those  periods.  The second  example assumes that you keep your shares.  Both examples  assume that your  investment  has a 5% return each year and that the Fund's  expenses  remain the same.  Your actual costs may be higher or lower,  because  expenses will vary over time. Based on these assumptions your expenses would be as follows:

If shares are redeemed:

            1 year                        3 years                      5 years                     10 years
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

             $89                           $278                         $482                        $1,073

------------------------------- ---------------------------- ---------------------------- ----------------------------

If shares are not redeemed:

            1 year                        3 years                      5 years                     10 years
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

             $89                           $278                         $482                        $1,073

------------------------------- ---------------------------- ---------------------------- ----------------------------

About the Fund's Investments

The Fund's  Principal  Investment  Policies.  In seeking a high level of current income  consistent with preserving capital and  maintaining  liquidity,  the Fund invests in  short-term  money market  instruments  meeting  quality, maturity and  diversification  standards  established for money market funds under the Investment  Company Act. The
Statement of Additional  Information  contains more detailed  information about the Fund's investment  policies and risks.

         |X| What  Types of Money  Market  Instruments  Does the Fund  Invest  In?  Money  market  instruments  are high-quality,  short-term  debt  instruments.  As a matter  of  fundamental  policy,  the Fund may  invest  only in obligations  issued or guaranteed by the U.S.  government  or its agencies or  instrumentalities,  or in repurchase agreements under which such obligations are purchased.

         |_| U.S.  Government  Securities.  The Fund can  invest in  securities  issued or  guaranteed  by the U.S.
Treasury  or other U.S.  government  agencies  or  instrumentalities.  These are  referred  to as "U.S.  government securities" in this  Prospectus.  To produce income that is not subject to U.S.  federal income tax withholding for its shareholders, the Fund invests in U.S. government securities issued after July 18, 1984, in registered form.

     o   U.S.  Treasury  Obligations.  These include  Treasury  bills  (having  maturities of one year or less when issued),  Treasury  notes (having  maturities of from one to ten years when  issued),  and Treasury  bonds
         (having maturities of more than ten years when issued).  Treasury  securities are backed by the full faith and credit of the United States as to timely  payments of interest and  repayments of principal.  Although they are not  rated by  rating  organizations,  U.S.  Treasury  obligations  are  considered  to be of the highest credit quality with little risk of default.

     o   Obligations of U.S.  Government  Agencies or  Instrumentalities.  These include debt obligations that have different levels of credit support from the U.S.  government.  They can include obligations of agencies or instrumentalities  such as Government National Mortgage Association,  Federal Home Loan Bank, Federal Home
         Loan Mortgage  Corporation,  Student Loan Marketing  Association,  for example.  Some of these obligations are  supported by the full faith and credit of the U.S.  government,  others are supported by the right of the issuer to borrow from the U.S. Treasury under certain  circumstances,  while others are supported only
         by  the  credit  of  the  entity  that  issued  them.   Obligations  of  U.S.   government   agencies  and
         instrumentalities generally have relatively little credit risk.

         |_| Repurchase  Agreements.  The Fund can buy U.S.  government  securities  that are subject to repurchase agreements.  In a repurchase  transaction,  the Fund buys a security and simultaneously  sells it to the vendor for delivery at a future  date.  The Fund's  repurchase  agreements  must be fully  collateralized  by U.S.  government securities.  However,  if the vendor fails to pay the resale price on the delivery  date,  the Fund may incur costs in  disposing  of the  collateral  and may  experience  losses  if there is any delay in its  ability  to do so. As fundamental policies, the Fund will not enter into repurchase transactions that:

o        cause more than 25% of the Fund's total assets to be subject to repurchase  agreements  (further  limited, as a non-fundamental policy effective July 31, 2002, to 20% of total assets); or

o        cause more than 5% of the Fund's total  assets to be subject to  repurchase  agreements  having a maturity beyond seven days.

         |X| What Credit  Quality and Maturity  Standards  Apply to the Fund's  Investments?  The Fund can buy only those money  market  instruments  that meet credit  quality,  maturity  and  diversification  standards  set in the
Investment  Company Act for money market funds.  The Fund's Managing  General  Partners have adopted  procedures to evaluate  securities  for the Fund's  portfolio  under those  standards and the Manager has the  responsibility  to implement those procedures when selecting investments for the Fund.

         In general,  those procedures  require that the Fund hold only money market  instruments that are rated in one of the two highest  short-term rating categories of two national rating  organizations or unrated securities of comparable  quality.  All of the Fund's investments are U.S. government  securities or repurchase  agreements fully collateralized  by U.S.  government  securities,  which are  deemed to be  comparable  to rated  securities  in the highest rating category of ratings organizations.

         Under the  procedures  the Fund can invest without limit in U.S.  government  securities  because of their limited  investment  risks.  A security's  maturity  must not exceed 397 days.  Finally,  the Fund must maintain an average portfolio maturity of not more than 90 days, to reduce interest rate risks.

         |X| Can the Fund's  Investment  Objective and Policies  Change?  The Fund's Managing  General Partners can
change  non-fundamental  policies without shareholder  approval,  although significant changes will be described in amendments  to this  Prospectus.  Shareholders  will  receive  60 days  advance  notice  of any  change  in the 80%
requirement  described under "What Does The Fund Mainly Invest In?"  Fundamental  policies are those that cannot be changed  without  the  approval  of a majority  of the Fund's  outstanding  voting  shares.  The Fund's  investment objective  is a  fundamental  policy.  An  investment  policy is not  fundamental  unless  this  Prospectus  or the
Statement of Additional Information says that it is.

Other  Investment  Strategies.  To seek  its  objective,  the  Fund can  also  use the  investment  techniques  and strategies  described below. The Fund might not always use all of them. These techniques have risks,  although some of them are designed to help reduce  overall  investment or market risks.  The Statement of Additional  Information contains more information about some of these practices.

         |X|  "When-Issued"  and   "Delayed-Delivery"   Transactions.   The  Fund  can  purchase  securities  on  a
"when-issued"  basis and can  purchase  or sell  securities  on a  "delayed-delivery"  basis.  These terms refer to securities  that have been  created  and for which a market  exists,  but  which are not  available  for  immediate delivery.  The Fund does not intend to make such purchases for speculative  purposes. No income is paid to the Fund on a  "when-issued"  security until the Fund receives the security on the settlement of the trade.  There is a risk of loss to the Fund if the value of the security declines prior to the settlement date.

?        |X| Iliquid and  Restricted  Securities.  Investments  may be illiquid  because they do not have an active trading market,  making it difficult to value them or dispose of them promptly at an acceptable  price.  Restricted securities  may have a  contractual  limit on resale or may require  registration  under  federal  securities  laws before  they can be sold  publicly.  As a  fundamental  policy,  the Fund will not invest more than 5% of its total assets in illiquid or restricted  securities,  including  repurchase  agreements of more than seven days'  duration and securities  that are not readily  marketable.  That limit may not apply to certain  restricted  securities that are  eligible  for resale to  qualified  institutional  purchasers.  The  Manager  monitors  holdings  of  illiquid securities  on an  ongoing  basis to  determine  whether  to sell any  holdings  to  maintain  adequate  liquidity.
Difficulty in selling a security may result in a loss to the Fund or additional costs.

How the Fund is Managed

The  Manager.  The Manager,  OppenheimerFunds,  Inc.,  chooses the Fund's  investments  and handles its  day-to-day business.  The Manager carries out its duties,  subject to the policies  established by the Fund's Managing General
Partners,  under an investment  advisory agreement that states the Manager's  responsibilities.  The agreement sets the fees the Fund pays to the Manager and  describes the expenses  that the Fund is  responsible  to pay to conduct its business.

         The Manager has been operating as an investment  advisor since 1960. The Manager and its  subsidiaries and affiliates  manage more than $130 billion in assets as of March 31, 2002,  including other  Oppenheimer  funds, and with more than 6.3 million shareholder  accounts.  The Manager is located at 498 Seventh Avenue, New York, New York
10018.

         |X|  Portfolio  Managers.  Carol E. Wolf and Barry D. Weiss are the Fund's  portfolio  managers.  They are
Vice  Presidents  of the Fund and are the persons  principally  responsible  for the  day-to-day  management of the
Fund's portfolio.  Ms. Wolf has been a portfolio manager of the Fund since June 15, 1998 and Mr. Weiss, since April
23, 2002.  Ms. Wolf is a Senior Vice  President  of the Manager and Mr.  Weiss is a Vice  President of the Manager,
and each is an officer and portfolio  manager of other  Oppenheimer  funds.  Prior to joining the Manager as Senior
Credit  Analyst in February,  2000, Mr. Weiss held the following  positions:  Associate  Director,  Fitch IBCA Inc.
(April 1998 - February 2000); News Director,  Fitch Investors Service (September 1996 - April 1998);  Senior Budget
Analyst, City of New York, Office of Management & Budget (February 1990 - September 1996).

         |X| Advisory Fees. Under the investment advisory  agreement,  the Fund pays the Manager an advisory fee at an annual rate that  declines on  additional  assets as the Fund grows:  0.45% of the first $500 million of average annual net assets of the Fund and 0.40% of average annual net assets over $500 million.  The Fund's  management fee for its fiscal year ended December 31, 2001 was 0.45% of the Fund's average annual net assets.

A B O U T   Y O U R   A C C O U N T

How to Buy Shares

Who Can Buy Fund Shares?  Only "eligible  foreign  investors" can buy Fund shares.  An eligible foreign investor is an investor  who is not  treated as a U.S.  citizen or resident  or as a U.S.  corporation,  partnership,  trust or estate for U.S.  federal  income tax purposes  under the Internal  Revenue Code.  Eligible  foreign  purchasers are referred to as "Investors" in this Prospectus.

At What Price Are Shares  Sold?  Shares are sold at their  offering  price,  which is the net asset value per share without any sales  charge.  The net asset value per share will normally  remain fixed at $1.00 per share.  However, there is no guarantee that the Fund will maintain a stable net asset value of $1.00 per share.

         The offering  price that  applies to a purchase  order is based on the next  calculation  of the net asset value per share  that is made  after  the  Distributor  receives  the  purchase  order at its  offices  in  Denver,
Colorado,  or after any agent  appointed by the  Distributor  receives the order and sends it to the Distributor as described below.

How Much Must You Invest? You can buy Fund shares with a minimum initial investment  described below,  depending on how you buy and pay for your shares,  and you can make  additional  investments  at any time with as little as $25.
The minimum  investment  requirements do not apply to reinvesting  distributions from the Fund or other Oppenheimer funds (a list of them appears in the  Statement of Additional  Information,  or you can ask your dealer or call the
Transfer Agent) or reinvesting  distributions  from unit  investment  trusts that have made  arrangements  with the
Distributor.

How Are Shares Purchased? Investors can buy shares in one of several ways:

o        Buying Shares  Through a Dealer's  Automatic  Purchase and  Redemption  Program:  Investors can buy shares through a broker-dealer  that has a sales agreement with the Fund's  Distributor or  Sub-Distributor  that allows shares to be purchased through the dealer's Automatic Purchase and Redemption  Program.  The Fund's
         shares are sold mainly to customers  of  participating  dealers  that offer the Fund's  shares under these
         special  purchase  programs.   If  you  participate  in  an  Automatic  Purchase  and  Redemption  Program
         established  by your  dealer,  your  dealer  buys  shares of the Fund for your  account  with the  dealer.
         Program participants should also read the description of the program provided by their dealer.

o        Buying  Shares  Through  Your  Dealer:  Investors  who do not  participate  in an  Automatic  Purchase and
         Redemption  Program may buy shares of the Fund through any  broker-dealer  that has a sales agreement with the  Distributor or the  Sub-Distributor.  Your dealer will place your order with the  Distributor on your behalf.

o        Buying Shares Directly  Through the  Distributor:  Investors can also purchase shares directly through the
         Fund's  Distributor.  Investors  who make  purchases  directly  and hold  shares  in their  own  names are referred to as "Direct Investors" in this Prospectus.

         The  Distributor  may  appoint  certain  servicing  agents to accept  purchase  (and  redemption)  orders, including  broker-dealers that have established  Automatic Purchase and Redemption  Programs.  The Distributor,  in
its sole discretion, may reject any purchase order for the Fund's shares.

         |X| All Investors Are Limited  Partners of the Fund. The Fund is organized as a limited  partnership,  and all  purchasers of the Fund's shares are required to become  limited  partners of the Fund. In order to be admitted as a limited partner,  an Investor must complete the following forms,  whether the Investor buys shares directly or through a broker-dealer:

o        a partnership subscription agreement in the Fund Application included with this Prospectus,

o        a special power of attorney, in the form set forth in the Application, and

o        certification of their foreign status to the Fund on Form W-8BEN.

         Admission  of an  Investor  as a limited  partner  also  requires  the  consent  of the  Managing  General
Partners.  The Managing General Partners of the Fund, while  recognizing that they have the right to withhold their consent, have stated that they intend to give such consent as a matter of course to eligible Investors.

How Are Shares  Purchased  Through  Automatic  Purchase and  Redemption  Programs?  If you buy shares  through your broker-dealer's  Automatic  Purchase and Redemption  Program,  your  broker-dealer will buy your shares of the Fund for your Program  Account and will hold your shares in your  broker-dealer's  name.  These  purchases  will be made under the procedures  described in "Guaranteed  Payment"  below.  Your  Automatic  Purchase and Redemption  Program
Account  may have  minimum  investment  requirements  established  by your  broker-dealer.  You  should  direct all questions about your Automatic Purchase and Redemption Program to your  broker-dealer,  because the Fund's transfer agent does not have access to information about your account under that Program.

         |X| Guaranteed  Payment  Procedures.  Some  broker-dealers  may have  arrangements with the Distributor to enable them to place purchase  orders for Fund shares and to guarantee that the Fund's  custodian bank will receive
Federal  Funds to pay for the  shares  prior to  specified  times.  Broker-dealers  whose  clients  participate  in
Automatic  Purchase and Redemption  Programs may use these  guaranteed  payment  procedures to pay for purchases of
Fund shares.

o        If the  Distributor  receives a  purchase  order  before  12:00  Noon on a regular  business  day with the dealer's  guarantee that the Fund's  custodian bank will receive payment for those shares in Federal Funds by 2:00 P.M.  on that same day,  the order will be effected  at the net asset  value  determined  at 12:00
         Noon that day.  (All  references  to time in this  Prospectus  mean "New York time.")  Distributions  will begin to accrue on the shares on that day if the Federal Funds are received by the required time.

o        If the  Distributor  receives  a  purchase  order  after  12:00  Noon on a regular  business  day with the dealer's  guarantee that the Fund's  custodian bank will receive payment for those shares in Federal Funds by 2:00 P.M. on that same day, the order will be effected at the net asset value  determined  at 4:00 P.M.
         that day.  Distributions  will begin to accrue on the shares on that day if the Federal Funds are received by the required time.

o        If the  Distributor  receives a purchase order between 12:00 Noon and 4:00 P.M. on a regular  business day with the  broker-dealer's  guarantee that the Fund's  custodian bank will receive payment for those shares in Federal  Funds by 4:00 P.M. the next regular  business day, the order will be effected at the net asset value determined at 4:00 P.M. on the day the order is received and  distributions  will begin to accrue on the shares  purchased on the next regular  business day if the Federal  Funds are received by the required time.

How Can Direct  Investors  Buy Shares  Through  the  Distributor?  Direct  Investors  may buy shares of the Fund by completing a Centennial Funds New Account Application  (enclosed with this Prospectus),  along with the three other documents  listed under "All  Investors are Limited  Partners of the Fund",  above,  and sending them to Centennial
Asset Management  Corporation,  P.O. Box 5143, Denver,  Colorado 80217. Payment must be made by check or by Federal
Funds wire as described below. If you don't list a dealer on the application,  OppenheimerFunds Distributor,  Inc., the  Sub-Distributor,  will act as your agent in buying the shares.  However,  we  recommend  that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.

         The Fund  intends to be as fully  invested as possible to maximize its yield.  Therefore,  newly-purchased shares  normally  will begin to accrue  distributions  after the  Distributor  or its agent  accepts your  purchase order, starting on the business day after the Fund receives Federal Funds from the purchase payment.

         |X|  Payment by Check.  Direct  Investors  may pay for Fund share  purchases  by check.  Send your  check, payable to "Centennial  Asset  Management  Corporation,"  along with your  Application  and other  documents to the address  listed  above.  For initial  purchases,  your check should be payable in U.S.  dollars and drawn on a U.S.
bank so that  distributions  will begin to accrue on the next regular  business day after the  Distributor  accepts your  purchase  order.  If your check is not drawn on a U.S.  bank and is not payable in U.S.  dollars,  the shares will not be purchased  until the  Distributor  is able to convert the purchase  payment to Federal  Funds.  In that case  distributions  will  begin to  accrue on the  purchased  shares on the next  regular  business  day after the purchase is made. The minimum initial investment for Direct Investors by check is $500.

         |X| Payment by Federal  Funds Wire.  Direct  Investors  may pay for Fund share  purchases by Federal Funds wire. You must also forward your  Application  and other  documents to the address  listed above.  Before sending a wire, call the  Distributor's  Wire Department at  1.800.525.9310  (toll-free from within the U.S.) or 303.768.3200
(from outside the U.S.) to notify the Distributor of the wire, and to receive further instructions.

         Distributions  will  begin to  accrue  on the  purchased  shares  on the  purchase  date that is a regular business day if the Federal Funds from your wire and the  Application  are received by the Distributor and accepted by 12:00 Noon.  If the  Distributor  receives  the Federal  Funds from your wire and  accepts  the  purchase  order between  12:00  Noon and 4:00 P.M on the  purchase  date,  distributions  will begin to accrue on the shares on the next regular business day. The minimum investment by Federal Funds Wire is $2,500.

         |X| Buying Shares Through  Automatic  Investment  Plans.  Direct Investors can purchase shares of the Fund automatically  each month by authorizing  the Fund's  Transfer Agent to debit your account at a U.S.  domestic bank or other  financial  institution.  Details are in the Automatic  Investment  Plan  Application and the Statement of
Additional Information. The minimum monthly purchase is $25.

How is the Fund's Net Asset Value  Determined?  The net asset value of the Fund's shares is  determined  twice each day, at 12:00 Noon and at 4:00 P.M.,  on each day The New York Stock  Exchange is open for trading  (referred to in this Prospectus as a "regular business day"). All references to time in this Prospectus mean "New York time."

         The net asset value per share is  determined  by dividing the value of the Fund's net assets by the number of shares that are outstanding.  Under a policy adopted by the Fund's Managing General Partners,  the Fund uses the amortized cost method to value its securities to determine net asset value.

What Shares Does the Fund Offer? The Fund offers  Investors one class of shares.  Those shares are considered to be
Class A shares for the purposes of exchanging  them or  reinvesting  distributions  among other  Oppenheimer  funds that offer more than one class of shares.

         |X| Service  (12b-1)  Plan.  The Fund has adopted a service  plan. It  reimburses  the  Distributor  for a portion of its costs  incurred for services  provided to accounts  that hold shares of the Fund.  Reimbursement  is made  quarterly  at an annual rate of up to 0.20% of the  average  annual net assets of the Fund.  The  Distributor currently uses all of those fees to pay dealers,  brokers,  banks and other  financial  institutions  quarterly for providing personal services and maintenance of accounts of their customers that hold shares of the Fund.

How to Sell Shares

Shares can be sold  (redeemed) on any regular  business day.  Orders to sell shares will receive the next net asset value per share  calculated  after the order is received  in proper form (which  means that it must comply with the procedures described below) and is accepted by the Fund's Transfer Agent.

How Can Program  Participants  Sell Shares?  If you  participate in an Automatic  Purchase and  Redemption  Program
sponsored  by your  broker-dealer,  you  must  redeem  shares  held in your  Program  Account  by  contacting  your broker-dealer  firm,  or you can redeem  shares by writing  checks as described  below.  You should not contact the
Fund or its Transfer Agent directly to redeem shares held in your Program  Account.  You may also arrange (but only through your  broker-dealer)  to have the proceeds of redeemed Fund shares sent by Federal Funds wire, as described below in "Sending Redemption Proceeds by Wire."

How Can Direct  Investors  Redeem  Shares?  Direct  Investors  can redeem  their  shares by writing a letter to the
Transfer  Agent,  by using the  Fund's  checkwriting  privilege,  or by  telephone.  You can also set up  Automatic
Withdrawal  Plans to redeem shares on a regular basis.  If you have questions  about any of these  procedures,  and especially  if you are  redeeming  shares in a special  situation,  such as due to the death of the owner or from a retirement plan account,  please call the Transfer Agent for assistance first, at  1.800.525.9310  (from within the
U.S.) or 303.768.3200 (from outside the U.S.) .

         |X| Certain  Requests  Require a Signature  Guarantee.  To protect  Investors and the Fund from fraud, the following  redemption  requests  for accounts of Direct  Investors  must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):

         |_| You wish to redeem $100,000 or more and receive a check
         |_| The redemption check is not payable to all Investors listed on the account statement
         |_| The redemption check is not sent to the address of record on your account statement
         |_| Shares are being transferred to a Fund account with a different owner or name
         |_| Shares are being redeemed by someone (such as an Executor) other than the owners

         |X| Where Can  Direct  Investors  Have Their  Signatures  Guaranteed?  The  Transfer  Agent will  accept a guarantee of your signature by a number of financial institutions, including:

     o   a U.S. bank, trust company, credit union or savings association,
     o   a foreign bank that has a U.S. correspondent bank,
     o   a U.S. registered dealer or broker in securities, municipal securities or government securities, or
     o   a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation,  partnership or other business or as a fiduciary,  you must also include your title in the signature.

         |X| How Can Direct Investors Sell Shares by Mail? Write a "letter of instructions" that includes:
         |_| Your name
         |_| The Fund's name
         |_| Your Fund account number (from your account statement)
         |_| The dollar amount or number of shares to be redeemed
         |_| Any special payment instructions
         |_| Any share certificates for the shares you are selling
         |_| The signatures of all registered owners exactly as the account is registered, and
         |_| Any special  documents  requested by the Transfer Agent to assure proper  authorization  of the person asking to sell the shares.

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Use the following address for requests by mail:
-------------------------------------------------------------------------------------------------------------------
Shareholder Services, Inc.
P.O. Box 5143
Denver, Colorado 80217

Send courier or express mail requests to:
Shareholder Services, Inc.
10200 E. Girard Avenue, Building D
Denver, Colorado 80231

         |X| How Can Direct Investors Sell Shares by Telephone?  Direct  Investors and their dealer  representative of record may also sell shares by telephone.  To receive the redemption  price  calculated on a particular  regular business  day,  the Transfer  Agent must  receive the request by 4:00 P.M. on that day.  You may not redeem  shares
held  under  a  share  certificate  by  telephone.  To  redeem  shares  through  a  service  representative,   call
1.800.525.9310  (from within the U.S.) or 303.768.3200 (from outside the U.S.).  Proceeds of telephone  redemptions will be paid by check  payable to the  shareholder(s)  of record and will be sent to the  address of record for the account.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account  statement.  This  service is not  available within 30 days of changing the address on an account.

Sending  Redemption  Proceeds by Wire. While the Fund normally sends Direct Investors their money by check, you can arrange to have the  proceeds of the shares you sell sent by Federal  Funds wire to a bank  account you  designate.
It must be a commercial  bank that is a member of the Federal Reserve wire system.  The minimum  redemption you can have  sent by wire is  $2,500.  There is a $10 fee for each  wire.  To find  out how to set up this  feature  on an account or to arrange a wire,  Direct Investors should call the Transfer Agent at  1.800.525.9310  (from within the
U.S.) or  303.768.3200  (from outside the U.S.). If you hold your shares through your dealer's  Automatic  Purchase and Redemption Program, you must contact your dealer to arrange a Federal Funds wire.

How Do I Write Checks  Against My Account?  Program  participants  may write  checks  against the Fund account held under their Program,  but must arrange for  checkwriting  privileges  through their dealers.  Direct  Investors may write checks against their Fund account by requesting  that  privilege on the account  Application or by contacting the Transfer  Agent for  signature  cards.  They must be signed (with a signature  guarantee)  by all owners of the account  and  returned  to the  Transfer  Agent so that  checks  can be sent to you to use.  Investors  with  joint accounts can elect in writing to have checks paid over the signature of one owner.

         |_|  Checks  can be  written  to the order of  whomever  you  wish,  but may not be cashed at the bank the checks are payable through or at the Fund's custodian bank

         |_|  Checkwriting  privileges  are not  available  for  accounts  holding  shares  that are  subject  to a contingent deferred sales charge.

         |_| Checks must be written for at least $250.

         |_| Checks cannot be paid if they are written for more than your account value.

         |_| You may not write a check that would  require the Fund to redeem  shares that were  purchased by check or Automatic Investment Plan payments within the prior 10 days.

         |_| Don't use your checks if you changed your Fund account number, until you receive new checks.

Will I Pay A Sales Charge When I Sell My Shares?  The Fund does not charge a fee to redeem  shares of the Fund that were bought  directly or by reinvesting  distributions  from this Fund or another  Centennial or Oppenheimer  fund.
Generally,  there is no fee to redeem shares of this Fund bought by exchange of shares of another  Centennial Trust or Oppenheimer fund. However,

o        if you acquired  shares of this Fund by  exchanging  Class A shares of another  Oppenheimer  fund that you bought subject to the Class A contingent deferred sales charge, and

o        those shares are still  subject to the Class A  contingent  deferred  sales charge when you exchange  them into this Fund, then

o        you will pay the  contingent  deferred  sales  charge if you redeem  those shares from this Fund within 18 months of the purchase date of the shares of the Fund you exchanged.

Assigning or Transferring  Shares is Prohibited.  As limited partners of the Fund,  Investors do not have the right to  voluntarily  transfer or assign their  shares to any other person other than to secure a loan.  If a person who is holding Fund shares as  collateral  forecloses  on that  collateral,  that person shall not have the right to be substituted as a limited partner.  However, if that person presents  satisfactory  evidence to the Managing General
Partners of his or her right to succeed to the  interests of the limited  partner,  that person can: (1) redeem the shares and (2) receive  distributions  with respect to the shares.  Under  limited  circumstances  described in the
Partnership  Agreement,  a successor in interest of a limited  partner shall have the right to be  substituted as a limited partner.

How to Exchange Shares

Shares of the Fund can be exchanged  for shares of certain  other  Centennial or  Oppenheimer  funds,  depending on whether  you own your shares  through  your  dealer's  Automatic  Purchase  and  Redemption  Program or as a Direct
Investor.  The other  Centennial and Oppenheimer  funds are not designed  solely for foreign  investors and are not subject to the same tax  considerations  as the Fund. As a result,  their  distributions  paid to foreign investors may be subject to withholding  of U.S.  federal  income tax. For U.S.  federal income tax purposes,  an exchange is treated as a redemption and purchase of shares.

How Can Program  Participants  Exchange Shares? If you participate in an Automatic  Purchase and Redemption Program sponsored by your  broker-dealer,  you may exchange  shares held in your Program  Account for shares of  Centennial
Money Market Trust,  Centennial  Government  Trust and Centennial Tax Exempt Trust  (referred to in this Prospectus as the  "Centennial  Trusts") by  contacting  your broker or dealer and  obtaining a Prospectus  of the  Centennial
Trusts.

How Can Direct Investors  Exchange  Shares?  Direct Investors can exchange shares of the Fund for Class A shares of certain Oppenheimer funds. To exchange shares, you must meet several conditions:

         |_| Shares of the fund selected for exchange must be available for sale in your place of residence.

         |_| The prospectuses of both funds must offer the exchange privilege.

         |_| You must hold the shares you buy when you  establish  your  account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.

         |_| You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.

         |_| Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular  class of an  Oppenheimer  fund may be exchanged  only for shares of the same class in other  Oppenheimer  funds. For example,  you can exchange shares of this Fund only for Class A shares of another fund, and you can exchange only Class A shares of another Oppenheimer fund for shares of this Fund.

         You may pay a sales charge when you  exchange  shares of this Fund.  Because  shares of this Fund are sold without  sales  charge,  in some cases you may pay a sales charge when you exchange  shares of this Fund for shares of other  Oppenheimer  funds that are sold  subject to a sales  charge.  You will not pay a sales  charge  when you exchange  shares of this Fund  purchased by reinvesting  distributions  from this Fund or other  Oppenheimer  funds
(except  Oppenheimer  Cash  Reserves),  or shares of this Fund  purchased by exchange of shares on which you paid a sales charge.

         For tax purposes,  exchanges of shares  involve a sale of the shares of the fund you own and a purchase of the  shares of the other  fund,  which may result in a capital  gain or loss.  Since  shares of this Fund  normally maintain a $1.00 net asset  value,  in most cases you  should not  realize a capital  gain or loss when you sell or exchange your shares.

         Direct Investors can find a list of Oppenheimer  funds currently  available for exchanges in the Statement of Additional  Information or you can obtain one by calling a service  representative at  1.800.525.9310.  The list of eligible funds can change from time to time.

         |X| How Do Direct Investors Submit Exchange  Requests?  Direct investors may request  exchanges in writing or by telephone:

         |_|  Written  Exchange  Requests.  Submit an  Exchange  Authorization  Form,  signed by all  owners of the account. Send it to the Transfer Agent at the address on the Back Cover.

         |_|  Telephone  Exchange  Requests.  Telephone  exchange  requests  may  be  made  by  calling  a  service representative at  1.800.525.9310.  Telephone  exchanges may be made only between accounts that are registered with the same name(s) and address. Shares held under certificates may not be exchanged by telephone.

Are There Limitations on Exchanges? There are certain exchange policies you should be aware of:

         |_|  Shares  are  normally  redeemed  from one fund and  purchased  from the  other  fund in the  exchange transaction  on the same  regular  business  day on which the  Transfer  Agent  receives an exchange  request  that conforms to the policies  described above.  Requests for exchanges to any of the Centennial Trusts must be received by the  Transfer  Agent by 4:00 P.M. on a regular  business day to be effected  that day.  The Transfer  Agent must receive  requests to exchange Fund shares to funds other than the  Centennial  Trusts on a regular  business day by the close of The New York Stock  Exchange  that day.  The close is  normally  4:00 P.M.  but may be earlier on some days.

         |_| Either fund may delay the purchase of shares of the fund you are  exchanging  into up to seven days if it determines it would be disadvantaged by a same-day exchange.  For example,  the receipt of the multiple exchange requests from a "market timer" might require a fund to sell securities at a disadvantageous time and/or price.

         |_| Because  excessive  trading can hurt fund  performance  and harm  shareholders,  the Fund reserves the right to refuse any  exchange  request  that it  believes  will  disadvantage  it, or to refuse  multiple  exchange requests submitted by a shareholder or dealer.

         |_| The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  The Fund will attempt to provide you notice  whenever it is required to do so by applicable  law, but may impose  changes at any time for emergency purposes.

         |_| If the  Transfer  Agent  cannot  exchange all the shares you request  because of a  restriction  cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information  about the Fund's policies and procedures for buying,  selling and exchanging  shares is contained in the Statement of Additional Information.

         |X| The  offering of shares may be  suspended  during any period in which the  determination  of net asset value is  suspended,  and the offering may be suspended by the Managing  General  Partners at any time they believe it is in the Fund's best interest to do so.

         |X| Telephone Transaction  Privileges for purchases,  redemptions or exchanges may be modified,  suspended or  terminated  by the Fund at any time.  The Fund will  provide  you notice  whenever  it is  required to do so by applicable  law.  If an  account  has  more  than  one  owner,  the Fund  and the  Transfer  Agent  may rely on the instructions  of any  one  owner.  Telephone  privileges  apply  to  each  owner  of the  account  and  the  dealer representative  of record for the account  unless the Transfer  Agent receives  cancellation  instructions  from an owner of the account.

         |X| The Transfer  Agent will record any telephone  calls to verify data  concerning  transactions  and has adopted other procedures to confirm that telephone  instructions are genuine,  by requiring  callers to provide tax identification  numbers and other account data or by using PINs, and by confirming  such  transactions  in writing.
The Transfer  Agent and the Fund will not be liable for losses or expenses  arising out of  telephone  instructions where reasonably believed to be genuine.

         |X|  Redemption or transfer  requests will not be honored until the Transfer  Agent  receives all required documents  in proper  form.  From time to time,  the  Transfer  Agent in its  discretion  may waive  certain of the requirements for redemptions stated in this Prospectus.

         |X| Payment for redeemed  shares  ordinarily is made in cash. It is forwarded by check or by Federal Funds wire (as elected by the shareholder)  within seven days after the Transfer Agent receives  redemption  instructions in proper form.  However,  under  unusual  circumstances  determined  by the  Securities  and Exchange  Commission, payment  may be  delayed or  suspended.  For  accounts  registered  in the name of a  broker-dealer,  payment  will normally be forwarded within three business days after redemption.

         |X| The  Transfer  Agent may delay  forwarding  a check or making a payment  via  Federal  Funds  wire for recently  purchased shares,  but only until the purchase payment has cleared.  That delay may be as much as 10 days from the date the shares were  purchased.  That delay may be avoided if you purchase  shares by Federal  Funds wire or certified  check,  or arrange with your bank to provide  telephone  or written  assurance to the Transfer  Agent that your purchase payment has cleared.

         |X| To avoid sending  duplicate copies of materials to households,  the Fund will mail only one copy of each  prospectus,  annual  and  semi-annual  report  and annual  notice of the  Fund's  privacy  policy to shareholders  having  the same last name and  address  on the  Fund's  records.  The  consolidation  of these mailings, called householding, benefits the Fund through reduced mailing expense.

         If you want to  receive  multiple  copies of these  materials,  you may call the  Transfer  Agent at
1.800.525.7048.  You may also  notify the  Transfer  Agent in  writing.  Individual  copies of  prospectuses, reports and privacy  notices will be sent to you  commencing 30 days after the Transfer  Agent  receives your request to stop householding.

Distributions and Tax Information

Distributions.  The Fund  intends to declare  daily  distributions  of all its net  investment  income each regular business day and to pay those  distributions  to  shareholders  monthly on a date selected by the Managing  General
Partners.  To maintain a net asset value of $1.00 per share,  the Fund might withhold income  distributions or make distributions  from capital or capital gains.  Daily  distributions will not be declared or paid on newly purchased shares until Federal Funds are available to the Fund from the purchase payment for those shares.

         The Fund normally  holds its  securities to maturity and therefore  does not expect to pay capital  gains.
Although  the  Fund  does  not  seek  capital  gains,  it could  realize  capital  gains  on the sale of  portfolio securities.  If it does,  it may  make  distributions  out of any net  short-term  or  long-term  capital  gains in
December of each year. The Fund may make  supplemental  distributions of income and capital gains following the end of its  fiscal  year.  The  Fund  has no  fixed  distribution  rate  and  cannot  guarantee  that it  will  pay any distributions.

What Choices Are there for  Receiving  Distributions?  Your choices for receiving  distributions  depend on whether you own your shares directly or through an Automatic Purchase and Redemption Program.

         |X| Program  Participants.  If you participate in a dealer's  Automatic  Purchase and Redemption  Program, all Fund distributions  will be automatically  reinvested in additional shares of the Fund. Under the terms of your dealer's  Automatic  Purchase and Redemption  Program,  your  broker-dealer may be able to redeem shares to satisfy debit balances  arising in your Program  Account.  If that occurs,  you will be entitled to  distributions on those redeemed shares only to the date specified in your Program's terms and conditions.

         |X|  Direct  Investors.  All  distributions  on shares  owned by Direct  Investors  will be  automatically reinvested in additional  shares of the Fund unless you ask the Transfer Agent in writing to pay  distributions  in cash or to reinvest them in another Centennial Trust or Oppenheimer fund.

Taxes.  The Fund is designed  exclusively for eligible  foreign  investors who are not treated as U.S.  citizens or residents  or as U.S.  corporations,  partnerships,  trusts or estates  under the  Internal  Revenue  Code for U.S.
federal  income tax  purposes.  An  Investor's  tax  consequences  of  investing  in the Fund will  depend upon the jurisdiction  in which the Investor is subject to tax. The  discussion  of tax matters in this  Prospectus  assumes that an  Investor  is not  subject to U.S.  tax or  withholding  with  respect to the  Investor's  other  income or activities that are unrelated to an investment in the Fund.

         The Fund is a  limited  partnership  and has made an  election  under  the  Internal  Revenue  Code to pay federal  income taxes (at a special  rate) on its income to allow it to maintain its status as a  partnership.  The characterization  under the  Internal  Revenue  Code of any income  realized by the Fund after  payment of that tax flows through to its limited partners.

         Investors  in the Fund are  generally  liable  for  payment  of  taxes  on  their  allocated  share of net investment income and realized capital gains.  However,  if that income is "portfolio  interest" income,  Investors who are not subject to payment or  withholding  of U.S. tax on that type of income will generally not be subject to
U.S.  federal  income  tax or  withholding  on their  allocated  share of income  realized  by the Fund if  certain conditions are met on a continuing  basis.  The Fund intends to comply with those  conditions,  which are described in more detail in the Statement of Additional Information.

         After each calendar  year, the Fund is required to send  Investors a Form 1065,  Schedule K-1,  regardless of  whether  they are U.S.  taxpayers.  The Fund  must also file the Form  with the IRS.  The Form  identifies  the
Investor's share of the Fund's net income, gains and losses for the taxable year.

         The Fund will also file an annual  information  return with the IRS with  respect to each  Investor.  That return  includes the Form W-8BEN  furnished by the  Investor.  The return will  indicate,  if  applicable,  that no amount was withheld with respect to income  allocated to the Investor that qualified for the  "portfolio  interest"
exemption or any other  applicable  exemption  under the Internal  Revenue  Code.  The Fund may be required to send shareholders additional forms under certain circumstances.

         This  information is only a summary of certain  federal tax  information  about an investment in the Fund.
More  detailed  information  about tax matters  and the  partnership  agreement  can be found in the  Statement  of
Additional  Information.  Also,  Investors should consult their tax advisors  regarding any tax forms received from the Fund and other tax considerations that may apply to your particular situation.

Financial Highlights

The Financial  Highlights Table is presented to help you understand the Fund's  financial  performance for the past
5 fiscal years.  Certain  information  reflects financial results for a single Fund share. The total returns in the table  represent  the rate that an Investor  would have  earned (or lost) on an  investment  in the Fund  (assuming reinvestment  of all  distributions).  This  information  has been  audited by  Deloitte & Touche  LLP,  the Fund's independent  auditors,  whose report, along with the Fund's financial  statements,  is included in the Statement of
Additional Information, which is available on request.

-------------------------------------------------------------------------------------------------------------------------------

                                                           YEAR ENDED DECEMBER 31,
                                                           2001         2000         1999          1998            1997
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                         $1.00        $1.00        $1.00         $1.00           $1.00
-------------------------------------------------------------------------------------------------------------------------------
Income from investment operations - net
investment income and net realized gain                        .03          .05          .04           .04             .05
Dividends and/or distributions to shareholders                (.03)        (.05)        (.04)         (.04)           (.05)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $1.00        $1.00        $1.00         $1.00           $1.00
                                                       ============  ===========  ===========  ============    ============

-------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN(1)                                              3.27%        5.52%        3.82%         4.40%           4.63%
-------------------------------------------------------------------------------------------------------------------------------
Ratios/Supplemental Data
Net assets, end of period (in thousands)                   $49,624      $43,005      $27,503       $22,162         $14,580
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                          $49,690      $35,333      $24,285       $19,724         $16,320
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income                                        3.27%        5.35%        3.82%         4.23%           4.53%
Expenses                                                     0.87%        1.00%        1.32%         1.22% (3)       0.98% (3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns reflect changes in net investment income only. Total returns are not annualized for periods less than one full year.
2.  Annualized for periods of less than one year.
3.  Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

For More Information On Centennial America Fund, L.P.

The following additional information about the Fund is available without charge upon request:

Statement of Additional Information

This document includes additional  information about the Fund's investment policies,  risks, and operations.  It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

Annual and Semi-Annual Reports

Additional  information  about the Fund's  investments  and  performance  is  available  in the  Fund's  Annual and
Semi-Annual Reports to shareholders.

How to Get More Information

You can request the  Statement of Additional  Information  (which  includes the Agreement of Limited  Partnership), the Annual and Semi-Annual  Reports,  the notice  explaining the Fund's privacy policy and other  information about the Fund or your account:

By Telephone

Call Shareholder Services, Inc. toll-free:
1.800.525.9310 (from inside the U.S.)
1.303.768.3200 (from outside the U.S.)

By Mail

Write to:
Shareholder Services, Inc.
P.O. Box 5143
Denver, Colorado 80217

Information  about the Fund  including the Statement of  Additional  Information  can be reviewed and copied at the
SEC's Public  Reference Room in Washington,  D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at  1.202.942.8090.  Reports and other  information about the Fund are available on the
EDGAR  database  on the  SEC's  Internet  website  at  www.sec.gov.  Copies  may be  obtained  after  payment  of a duplicating fee by electronic  request at the SEC's e-mail address:  publicinfo@sec.gov  or by writing to the SEC's
Public Reference Section, Washington, D.C. 20549-6009.

No one has been  authorized  to provide any  information  about the Fund or to make any  representations  about the
Fund other than what is contained in this  Prospectus.  This Prospectus is not an offer to sell shares of the Fund, nor a solicitation  of an offer to buy shares of the Fund, to any person in any state or other  jurisdiction  where it is unlawful to make such an offer.

The Fund's SEC File No.: 811-5051                                      The Fund's shares are distributed by:
PR0870.001.0402                                                        Centennial Asset Management Corporation
Printed on recycled paper

APPENDIX TO PROSPECTUS OF
CENTENNIAL AMERICA FUND, L.P.

         Graphic  material  included in  Prospectus  of  Centennial  America  Fund,  L.P.  (the  "Fund")  under the heading:  "Annual Total Returns (as of 12/31 each year)."

         A bar chart will be  included  in the  Prospectus  of the Fund  depicting  the annual  total  returns of a hypothetical  investment in shares of the Fund for each of the full calendar years since the Fund's  inception as a money market fund. Set forth below are the relevant data points that will appear on the bar chart.

------------------------------------------------ -------------------------------------------------
Calendar Year Ended:                             Annual Total Returns
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/92                                         3.92%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/93                                         2.23%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/94                                         2.91%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/95                                         4.56%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/96                                         4.69%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/97                                         4.63%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/98                                         4.40%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/99                                         3.82%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/00                                         5.52%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------

12/31/01                                         3.27%

------------------------------------------------ -------------------------------------------------